UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 18, 2005

                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                    000-50371              51-0467366
(State or other jurisdiction of       (Commission            (IRS Employer
incorporation or organization)        File Number)       Identification Number)

                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
               (Address of principal executive offices) (zip code)

                                 (631) 232-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)
                           ---------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Separation Agreement - Anne Bruce

      On April 18, 2005, the Company entered into a Separation Agreement (the "Separation Agreement") with Anne Bruce, the Company's Senior Vice President and Chief Information Officer/Security Officer to set out the terms for terminating Ms. Bruce's employment with the Company. Ms. Bruce serves in her position pursuant to an Employment Agreement, dated September 2, 2003, as amended (the "Bruce Agreement").

      Under the Separation Agreement, Ms. Bruce has agreed that her last day of employment was March 28, 2005. Subject to the execution of the Separation Agreement (and provided that Ms. Bruce does not revoke and or rescind the releases in the Separation Agreement), the Company has agreed to pay Ms. Bruce, within thirty days of March 28, 2005, a lump sum severance payment equal to the sum of six month's of her annual base salary, less applicable withholdings and deductions. The Company has also agreed to provide Ms. Bruce, for a six-month period beginning March 28, 2005 or until Ms. Bruce obtains full-time employment providing welfare benefits, whichever occurs first, with welfare benefits (including life and health insurance benefits) of substantially similar design and cost to Ms. Bruce as the benefits available to her prior to March 28, 2005. Furthermore, any unvested stock option awards held by Ms. Bruce which would otherwise vest and become exercisable during the 12 month period after March 28, 2005 vested and became exercisable on March 28, 2005.

      Ms. Bruce also acknowledges that the covenants that she provided to the Company regarding trade secrets and confidential information, transfer of inventions, non-competition, disclosure to prospective employers, non-solicitation and noninterference, and precluded indirect activity set forth in Section 5 of the Bruce Agreement shall remain in full force and effect according to their terms. Ms. Bruce had covenanted that she will not render service anywhere in the world to any competing business in connection with certain products during the term of her employment and two years after the end of such employment, subject to certain exceptions regarding accepting employment with non-competing divisions of large diversified competing businesses. Furthermore, Ms. Bruce has agreed to assist and cooperate with the Company in connection with the defense or prosecution of any claims or threatened claims that may be made against or by the Company and will agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this covenant.

1.02 Termination of a Material Definitive Agreement

      The Bruce Agreement terminated effective March 28, 2005 and upon execution of the Separation Agreement on April 18, 2005, the Separation Agreement effectively supersedes the Bruce Agreement. The information contained in Section
1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

      Exhibit No.            Description of Exhibit
      -----------            ----------------------

         10.1 Separation Agreement, dated March 28, 2005, by and between the Company and Anne Bruce

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CURATIVE HEALTH SERVICES, INC.


Date: April 26, 2005                     By: /s/ Thomas Axmacher
                                             ---------------------------
                                                 Thomas Axmacher
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

      Exhibit No.            Description of Exhibit
      -----------            ----------------------

         10.1 Separation Agreement, dated March 28, 2005, by and between the Company and Anne Bruce